July ___, 2006

Energy Infrastructure Acquisition Corp.
641 Fifth Avenue
New York, New York 10022, Suite 320
Santa Monica, CA 90405

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174

Re: Initial Public Offering

Gentlemen:

The undersigned holder of an aggregate of 3,975,732 shares of common stock of Energy Infrastructure Acquisition Corporation (the “Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph V hereof):

I.  Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (“Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II.  In connection with the vote required to consummate a Business Combination, the undersigned agrees that it will vote all shares of common stock owned by it prior to the IPO and the Regulation S Private Placement (the “Insider Shares”), in accordance with the majority of the votes cast by the holders of the IPO Shares and the Regulation S Private Placement Shares, and all shares of common stock acquired in connection with the Regulation S Private Placement or in or following the IPO “for” a Business Combination.

III.  The undersigned will escrow its Insider Shares, if any, for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

IV.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Maxim and appoint a substitute agent acceptable to each of the Company and Maxim within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

V.  As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the energy or related industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (iv) “Regulation S Private Placement Shares” shall mean the 825,398 shares of Common Stock issued by the Company in a transaction exempt from registration with the Securities and Exchange Commission under Regulation S approximately four days prior to the Effective date, as described in greater detail in the prospectus relating to the IPO; and “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

[Signature Page to Follow]

ENERGY CORP.

By:
Signature

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